UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Agreement for Sale of Servicing Assets and Servicing Platform

On April 2, 2007, New Century Financial Corporation (the "Company") and its subsidiary, New Century Mortgage Corporation ("NCMC"), entered into an Asset Purchase Agreement (the "Servicing Assets Agreement") with Carrington Capital Management, LLC ("CCM") and its affiliate (collectively, "Carrington") for the sale of its servicing assets and servicing platform to Carrington for approximately $133 million based on mortgage servicing rights and advances outstanding at the time of the execution of the Servicing Assets Agreement. The Company owns a 36.75% interest in CCM and, as of February 28, 2007, an approximately 4.2% interest in Carrington Investment Partners, LP, a fund managed by CCM, through the Company’s investments in Carrington Investment Partners (US), LP. The consummation of the transaction is subject to higher and better bids, approval by the Bankruptcy Court (as defined in Item 1.03 below) and other customary closing conditions.

Agreement for Sale of Certain Mortgage Loans

Additionally, on April 2, 2007, the Company and certain of its subsidiaries entered into an asset purchase agreement with Greenwich Capital Financial Products, Inc. ("Greenwich"), to sell certain mortgage loans originated by the Company, as well as residual interests in certain securitization trusts owned by the Company for approximately $50 million. The consummation of the transaction is subject to higher and better bids and approval by the Bankruptcy Court.

Item 1.03 Bankruptcy or Receivership.

On April 2, 2007, the Company announced that it and several of its subsidiaries, including New Century TRS Holdings, Inc., NCMC, NC Capital Corporation, Home123 Corporation, New Century Credit Corporation, NC Asset Holding, L.P., NC Residual III Corporation, NC Residual IV Corporation, New Century R.E.O. Corp., New Century R.E.O. II Corp., New Century R.E.O. III Corp., New Century Mortgage Ventures, LLC, NC Deltex, LLC and NCoral, L.P. (collectively, the "Debtors") filed voluntary petitions (the "Bankruptcy Filings") under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). These bankruptcy cases (the "Bankruptcy Cases") are being jointly administered in the Bankruptcy Court under the caption "In re New Century TRS Holdings, Inc., et al., Case No. 07-10416" before the Honorable Kevin J. Carey, United States Bankruptcy Judge. The Debtors will continue to operate their business as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

For avoidance of doubt, neither New Century Mortgage Securities Inc. nor New Century Mortgage Securities LLC or the securitization trusts created by such entities were included in the Bankruptcy Filings.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 2, 2007, in connection with its filing under chapter 11 of the Bankruptcy Code, the Company, NCMC, and Home123 Corporation reduced their aggregate workforce by a total of approximately 3,200 people (approximately 54% of their total aggregate workforce) nationwide. Although estimates are subject to change as additional information becomes available, the Company expects to incur severance pay expenses and make related cash expenditures of approximately $4.6 million in connection with the reduction in its workforce.

Item 7.01 Regulation FD Disclosure.

Documents filed in connection with the Bankruptcy Cases (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court's Internet site, www.deb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Links to such documents may also be found on the website of the Company's Claims and Noticing Agent, XRoads Solutions Group, at www.xroadscms.net/newcentury. A link to the Claims and Noticing Agent's site and additional information may also be found at the Company's restructuring website at www.ncenrestructuring.com/caseinfo/index.html. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

Item 8.01 Other Events.

Debtor-in-Possession Financing Commitment

The Company announced that it obtained a commitment from The CIT Group/Business Credit, Inc., and Greenwich Capital Financial Products, Inc. to provide the Company up to $150 million in debtor-in-possession financing, subject to court approval.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Update on Mortgage Loan Pipeline

In connection with its efforts to mitigate the impact on consumers resulting from the Company’s funding constraints, and consistent with its obligations under the various cease and desist orders it has received from, and the consent agreements it has entered into with, its various state regulators, the Company has made a concerted effort to reduce the number of mortgage loans in its pipeline that were ready for funding or in other stages of processing, but had not been funded. The Company’s efforts included requesting that most of the loans in its pipeline be returned to the mortgage brokers that submitted the loan applications to the Company (with the borrower's consent) so that they could be placed with other lenders. In the case of the Company's retail channel, the Company contacted other lenders and mortgage brokers and with the borrower's consent transferred their file information to such other lenders and mortgage brokers for further processing. The Company's state regulators also assisted in reducing the pipeline by providing the Company with referrals to lenders who were willing to assist the Company in disposing of its loan inventory. As a result of these efforts, as of April 3, 2007, the Company has disposed of all of the loans in its inventory. As previously reported, earlier this month the Company ceased accepting new loan applications.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated April 2, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

April 6, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 2, 2007.